No. NI25836
                                                                     EXHIBIT 1.1



                 THE COMPANIES (NORTHERN IRELAND) ORDER 1986









                          COMPANY LIMITED BY SHARES









                           ARTICLES OF ASSOCIATION



                                    - of -



                    GALEN HOLDINGS PUBLIC LIMITED COMPANY




                   (Adopted pursuant to Special Resolution
                            passed on 2 July 1997
                  and amended pursuant to Special Resolution
                          passed on 11 August 2000)


                                               TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
                                                   CONTENTS

CLAUSE                                                                                 PAGE

PRELIMINARY...............................................................................1
1. EXCLUSION OF TABLE A...................................................................1
2. DEFINITIONS............................................................................1

SHARES....................................................................................3
3. AUTHORISED SHARE CAPITAL...............................................................3
4. RIGHTS ATTACHING TO SHARES.............................................................3
5. REDEMPTION AND PURCHASE OF SHARES......................................................3
6. FINANCIAL ASSISTANCE...................................................................3
7. ALLOTMENT AT DISCOUNT..................................................................3
8. PAYMENT OF COMMISSION..................................................................3
9. UNISSUED SHARES........................................................................3
10. RECOGNITION OF TRUSTS.................................................................4

SHARE CERTIFICATES........................................................................4
11. UNCERTIFICATED SHARES.................................................................4
12. SHARE CERTIFICATES....................................................................5
13. RIGHT TO SHARE CERTIFICATES...........................................................5
14. SHARE CERTIFICATE OF JOINT HOLDERS....................................................5
15. REPLACEMENT OF SHARE CERTIFICATES.....................................................5
16. PAYMENT FOR SHARE CERTIFICATES........................................................5

VARIATION OF RIGHTS.......................................................................6
17. VARIATION OF CLASS RIGHTS.............................................................6
18. SEPARATE GENERAL MEETINGS.............................................................6
19. ISSUES OF FURTHER SHARES..............................................................6

CALLS ON SHARES...........................................................................6
20. CALLS.................................................................................6
21. PAYMENT ON CALLS......................................................................7
22. LIABILITY OF JOINT HOLDERS............................................................7
23. INTEREST DUE ON NON-PAYMENT...........................................................7
24. NON-PAYMENT OF CALLS..................................................................7
25. POWER TO DIFFERENTIATE................................................................7
26. PAYMENT OF CALLS IN ADVANCE...........................................................7

FORFEITURE AND LIEN.......................................................................8
27. NOTICE IF CALL OR INSTALMENT NOT PAID.................................................8
28. FORM OF NOTICE........................................................................8
29. FORFEITURE FOR NON-COMPLIANCE.........................................................8
30. NOTICE AFTER FORFEITURE...............................................................8
31. DISPOSAL OF FORFEITED SHARES..........................................................8
32. ANNULMENT OF FORFEITURE...............................................................9
33. CONTINUING LIABILITY..................................................................9
34. LIEN ON SHARES NOT FULLY PAID.........................................................9
35. ENFORCEMENT OF LIEN BY SALE...........................................................9

36. APPLICATION OF SALE PROCEEDS..........................................................9
37. STATUTORY DECLARATION................................................................11

TRANSFER OF SHARES.......................................................................10
38. UNCERTIFICATED SHARES................................................................10
39. EXECUTION OF TRANSFER................................................................10
40. FORM OF TRANSFER.....................................................................10
41. RIGHT TO DECLINE REGISTRATION........................................................10
42. FURTHER RIGHTS TO DECLINE REGISTRATION...............................................11
43. NOTICE OF REFUSAL....................................................................11
44. NO FEE FOR REGISTRATION..............................................................11
45. SUSPENSION OF REGISTRATION...........................................................11
46. DESTRUCTION OF DOCUMENTS.............................................................11

TRANSMISSION OF SHARES...................................................................12
47. TRANSMISSION ON DEATH................................................................12
48. PERSON ENTITLED BY TRANSMISSION......................................................12
49. RESTRICTIONS ON ELECTION.............................................................13
50. RIGHT OF PERSONS ENTITLED BY TRANSMISSION............................................13

UNTRACED SHAREHOLDERS....................................................................13
51. POWER TO SELL........................................................................13
52. POWER TO SELL FURTHER SHARES.........................................................14
53. AUTHORITY TO EFFECT SALE.............................................................14
54. PRESCRIPTION.........................................................................14

ALTERATION OF CAPITAL....................................................................15
55. INCREASE OF SHARE CAPITAL............................................................15
56. CONSOLIDATION, SUB-DIVISION AND CANCELLATION.........................................15
57. FRACTIONS............................................................................15
58. REDUCTION OF CAPITAL.................................................................16

GENERAL MEETINGS.........................................................................16
59. ANNUAL GENERAL MEETING...............................................................16
60. EXTRAORDINARY GENERAL MEETINGS.......................................................16
61. CONVENING OF EXTRAORDINARY GENERAL MEETINGS..........................................16

NOTICE OF GENERAL MEETINGS...............................................................16
62. LENGTH OF NOTICE.....................................................................16
63. SHORT NOTICE.........................................................................17
64. OMISSION OR NON-RECEIPT OF NOTICE....................................................17
65. POSTPONEMENT OF GENERAL MEETINGS.....................................................17

PROCEEDINGS AT GENERAL MEETINGS..........................................................17
66. ORDINARY AND SPECIAL BUSINESS........................................................17
67. QUORUM...............................................................................18
68. PROCEDURE IF QUORUM NOT PRESENT......................................................18
69. ARRANGEMENTS FOR SIMULTANEOUS ATTENDANCE.............................................18
70. SECURITY ARRANGEMENTS................................................................19
71. CHAIRMAN OF GENERAL MEETING..........................................................19
72. ADJOURNMENTS.........................................................................19
73. ORDERLY CONDUCT......................................................................20
74. DIRECTORS' RIGHT TO ATTEND AND SPEAK.................................................20

75. AMENDMENTS TO RESOLUTIONS............................................................22
76. METHOD OF VOTING.....................................................................22
77. CASTING VOTE OF CHAIRMAN.............................................................23
78. TIMING OF POLL.......................................................................23

VOTES OF MEMBERS.........................................................................23
79. VOTES OF MEMBERS.....................................................................23
80. VOTES OF JOINT HOLDERS...............................................................23
81. VOTING ON BEHALF OF INCAPABLE MEMBER.................................................23
82. NO RIGHT TO VOTE WHERE SUMS OVERDUE..................................................24
83. SUSPENSION OF RIGHTS FOR NON-DISCLOSURE OF INTERESTS.................................24
84. OBJECTIONS TO VOTING.................................................................26
85. VOTING ON A POLL.....................................................................26
86. EXECUTION OF PROXIES.................................................................26
87. APPOINTMENT OF PROXY.................................................................26
88. DELIVERY OF PROXY....................................................................26
89. VALIDITY OF PROXY....................................................................27
90. AUTHORITY OF PROXY TO CALL FOR A POLL................................................27
91. CANCELLATION OF PROXY'S AUTHORITY....................................................27
92. WRITTEN RESOLUTIONS..................................................................27
93. CORPORATE REPRESENTATIVES............................................................28
94. NUMBER OF DIRECTORS..................................................................28
95. DIRECTORS' SHAREHOLDING QUALIFICATION................................................28
96. AGE LIMIT OF DIRECTORS...............................................................28
97. OTHER INTERESTS OF DIRECTORS.........................................................28
98. DIRECTORS' FEES AND EXPENSES.........................................................28
99. ADDITIONAL REMUNERATION..............................................................30
100. REGISTER OF DIRECTORS' INTERESTS....................................................30

ALTERNATE DIRECTORS......................................................................30
101. ALTERNATE DIRECTORS.................................................................30

BORROWING POWERS.........................................................................31
102. DIRECTORS' POWERS...................................................................31
103. RESTRICTIONS ON BORROWING...........................................................31

POWERS AND DUTIES OF DIRECTORS...........................................................33
104. POWERS OF COMPANY VESTED IN THE DIRECTORS...........................................33
105. PENSIONS, INSURANCE AND GRATUITIES FOR DIRECTORS AND OTHERS.........................34
106. LOCAL BOARDS........................................................................34
107. ATTORNEYS...........................................................................35
108. OFFICIAL SEAL.......................................................................35
109. OVERSEAS BRANCH REGISTER............................................................35
110. DIRECTORS' PERMITTED INTERESTS......................................................35
111. EXERCISE OF COMPANY'S VOTING POWERS.................................................37
112. SIGNATURE OF CHEQUES ETC............................................................37
113. MINUTES.............................................................................37

DISQUALIFICATION OF DIRECTORS............................................................38
114. VACATION OF DIRECTOR'S OFFICE.......................................................38

ROTATION OF DIRECTORS....................................................................38
115. NUMBER OF DIRECTORS TO RETIRE BY ROTATION...........................................38

116. IDENTITY OF DIRECTORS TO RETIRE.....................................................39
117. FILLING VACANCIES ARISING ON ROTATION...............................................39
118. APPOINTMENT OF DIRECTORS BY SEPARATE RESOLUTION.....................................39
119. PERSONS ELIGIBLE FOR APPOINTMENT....................................................39
120. CASUAL VACANCIES AND ADDITIONAL DIRECTORS - POWERS OF COMPANY.......................39
121. CASUAL VACANCIES AND ADDITIONAL DIRECTORS - POWERS OF DIRECTORS.....................39
122. POWER OF REMOVAL BY ORDINARY RESOLUTION.............................................40
123. APPOINTMENT OF REPLACEMENT DIRECTOR.................................................40

PROCEEDINGS OF DIRECTORS.................................................................40
124. BOARD MEETINGS AND PARTICIPATION....................................................40
125. QUORUM..............................................................................40
126. NOTICE OF MEETINGS..................................................................41
127. DIRECTORS BELOW MINIMUM.............................................................41
128. APPOINTMENT OF CHAIRMAN.............................................................41
129. DELEGATION OF DIRECTORS' POWERS TO COMMITTEES.......................................41
130. VALIDITY OF DIRECTORS' ACTS.........................................................42
131. WRITTEN RESOLUTION OF DIRECTORS.....................................................42

MANAGING AND EXECUTIVE DIRECTORS.........................................................42
132. APPOINTMENT OF EXECUTIVE DIRECTORS..................................................42
133. REMUNERATION OF EXECUTIVE DIRECTORS.................................................42
134. POWERS OF EXECUTIVE DIRECTORS.......................................................42

SECRETARY................................................................................43
135. APPOINTMENT AND REMOVAL OF SECRETARY................................................43

THE SEAL.................................................................................43
136. USE OF SEAL.........................................................................43
137. EXECUTION HAVING EFFECT OF SEAL.....................................................43

RESERVE..................................................................................43
138. ESTABLISHMENT OF RESERVE............................................................43

DIVIDENDS................................................................................44
139. DECLARATIONS OF DIVIDENDS BY COMPANY................................................44
140. PAYMENT OF INTERIM AND FIXED DIVIDENDS BY DIRECTORS.................................44
141. RESTRICTIONS ON DIVIDENDS...........................................................44
142. CALCULATION OF DIVIDENDS............................................................44
143. DEDUCTIONS OF AMOUNTS DUE ON SHARES AND WAIVER......................................44
144. DIVIDENDS OTHER THAN IN CASH........................................................45
145. PAYMENT PROCEDURE...................................................................45
146. NO INTEREST ON DIVIDENDS............................................................45
147. FORFEITURE OF DIVIDENDS.............................................................46

CAPITALISATION OF PROFITS AND SCRIP DIVIDENDS............................................46
148. POWER TO CAPITALISE.................................................................46
149. SCRIP DIVIDENDS.....................................................................46
150. PROVISION FOR FRACTIONS ETC.........................................................47

ACCOUNTS.................................................................................47
151. ACCOUNTING RECORDS TO BE KEPT.......................................................47
152. INSPECTION OF ACCOUNTING RECORDS....................................................47

153. POWER TO EXTEND INSPECTION..........................................................47
154. ANNUAL ACCOUNTS.....................................................................47
155. DELIVERY OF ANNUAL ACCOUNTS.........................................................47

AUDIT....................................................................................48
156. APPOINTMENT OF AUDITORS.............................................................48

NOTICES..................................................................................48
157. SERVICE OF NOTICE AND CURTAILMENT...................................................48
158. DELETED.............................................................................48
159. NOTICE DEEMED SERVED................................................................49
160. NOTICE TO JOINT HOLDERS.............................................................49
161. SERVICE OF NOTICE ON PERSONS ENTITLED BY TRANSMISSION...............................49
162. DELETED.............................................................................49

PROVISION FOR EMPLOYEES..................................................................49
163. PROVISION FOR EMPLOYEES.............................................................49

WINDING UP...............................................................................49
164. DISTRIBUTION OF ASSETS..............................................................49

INDEMNITY................................................................................50
165. INDEMNITY OF OFFICERS...............................................................50

No. NI25836


                 THE COMPANIES (NORTHERN IRELAND) ORDER 1986



                          COMPANY LIMITED BY SHARES



                           ARTICLES OF ASSOCIATION

                                    - of -

                    GALEN HOLDINGS PUBLIC LIMITED COMPANY

                   (Adopted pursuant to Special Resolution
                            passed on 2 July 1997)



                                 PRELIMINARY


1.      EXCLUSION OF TABLE A

        The regulations contained in Table A of the Companies (Tables A to F) Regulations (Northern Ireland) 1986 and in any Table A applicable to the Company under any former enactment relating to companies shall not apply to the Company except in so far as they are repeated or contained in these Articles.

2.      DEFINITIONS

        In these Articles, unless the context otherwise requires:-

        "ARTICLES" means these Articles of Association as altered from time to time;

        "AUDITORS" means the Auditors for the time being of the Company;

        "CLEAR DAYS" notice" means that the notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given or on which it is to take effect;

               "DIRECTORS" means the Directors for the time being of the Company, or, as the case may be, the Board of Directors for the time being of the Company or the persons present at a duly convened meeting of the Board of Directors or any duly authorised committee thereof at which a quorum is present;

        "DIVIDEND" includes bonus;

        "MONTH" means calendar month;

        "OFFICE" means the registered office for the time being of the Company;

        "ORDER" means the Companies (Northern Ireland) Order 1986;

        "PAID UP" includes credited as paid up;

        "REGISTER" means the Register of Members of the Company required to be kept by the Statutes;

        "REGULATIONS" means The Uncertified Securities Regulations 1995;

        "SEAL" means the common seal of the Company;

        "SECRETARY" includes a joint, deputy or assistant secretary, and any person appointed by the Directors to perform the duties of the Secretary of the Company;

        "STATUTES" means the Order and every other statute or subordinate legislation for the time being in force concerning companies and affecting the Company including every amendment or re-enactment (with or without amendment) thereof for the time being in force;

        "UNITED KINGDOM" means Great Britain and Northern Ireland;

        "IN WRITING" and "WRITTEN" includes printing, lithography, typewriting, photography and other modes of representing or reproducing words in visible form.

        Words importing the singular number only shall include the plural, and vice versa.

        Words importing the masculine gender only shall include the feminine gender.

        Words importing individuals and words importing persons shall include bodies corporate and unincorporated associations.

        Any reference herein to the provisions of any Act or of any subordinate legislation shall include any amendment or re-enactment (with or without amendment) thereof for the time being in force.

        Subject as aforesaid, and unless the context otherwise requires, words and expressions defined in the Statutes shall bear the same meanings in these Articles.

        A Special or Extraordinary Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.

                                     SHARES

3.      AUTHORISED SHARE CAPITAL

        The capital of the Company as at the date of the adoption of these Articles as the Articles of Association of the Company is Pound Sterling17,000,000 divided into 170,000,000 ordinary shares of 10 pence each.(1)

4.      RIGHTS ATTACHING TO SHARES

        Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such rights (including preferred, deferred or other special rights) or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine).

5.      REDEMPTION AND PURCHASE OF SHARES

        Subject to the provisions of the Statutes:-

5.1 any shares may be issued which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder on such terms and in such manner as may be provided by these Articles; and

5.2 the Company may purchase any of its own shares (including any redeemable shares).

6.      FINANCIAL ASSISTANCE

        The Company shall not give any financial assistance for the acquisition of shares in the Company except and in so far as permitted by the Statutes.

7.      ALLOTMENT AT DISCOUNT

        The shares of the Company shall not be allotted at a discount and save as permitted by the Statutes shall not be allotted except as paid up at least as to one-quarter of their nominal value and the whole of any premium thereon.

8.      PAYMENT OF COMMISSION

        The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.




--------------------


(1) By means of an ordinary resolution passed on 11 August 2000 the share capital of the Company was increased from Pound Sterling 17,000,000 to Pound Sterling 25,000,000 by the creation of an additional 80,000,000 new ordinary shares of 10 pence each.

9.      UNISSUED SHARES

        Save as otherwise provided in the Statutes or in these Articles, all unissued shares (whether forming part of the original or any increased capital) shall be at the disposal of the Directors who may (subject to the provisions of the Statutes) allot (with or without conferring a right of renunciation), grant options over, offer or otherwise deal with or dispose of them to such persons at such times and generally on such terms and conditions as they may determine. The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

10.     RECOGNITION OF TRUSTS

        Except as required by law or pursuant to the provisions of these Articles, no person shall be recognised by the Company as holding any share upon any trust, and (except only as by these Articles or by law otherwise provided or under an order of a court of competent jurisdiction) the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

                              SHARE CERTIFICATES

11.     UNCERTIFICATED SHARES

11.1 Unless otherwise determined by the Directors and permitted by the Regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument by virtue of the Regulations. The Directors shall have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of an uncertificated share (subject always to the Regulations and the facilities and requirements of the relevant system concerned).

11.2 Conversion of a certificated share into an uncertificated share, and vice versa, may be made in such manner as the Directors may, in their absolute discretion, think fit (subject always to the Regulations and the facilities and requirements of the relevant system concerned).

11.3 The Company shall enter on the register of members how many shares are held by each member in uncertificated form and in certificated form and shall maintain the register in each case as required by the Regulations and the relevant system concerned. Unless the Directors otherwise determine, holdings of the same holder or joint holders in certificated form and uncertificated form shall be treated as separate holdings.

11.4 A class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these

        Articles or the Regulations which apply only in respect of certificated or uncertificated shares.

11.5 The provisions of Articles 12 to 16 inclusive shall not apply to uncertificated shares.

12.     SHARE CERTIFICATES

        Every share certificate shall specify the number and class and the distinguishing number (if any) of the shares to which it relates and the amount paid up thereon. No certificate shall be issued relating to shares of more than one class.

13.     RIGHT TO SHARE CERTIFICATES

        Subject to Article 11, every person (other than a recognised clearing house (within the meaning of the Financial Services Act 1986) or a nominee of a recognised clearing house or of a recognised investment exchange (within the meaning of the Financial Services Act 1986) in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) upon becoming the holder of a certificated share and whose name is entered as a Member on the Register shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all the certificated shares registered in his name or, in the case of shares of more than one class being registered in his name, a separate certificate for each class of certificated share so registered, and where a Member (except such a clearing house or nominee) transfers part of the shares of any class registered in his name he shall be entitled without payment to one certificate for the balance of certificated shares of that class retained by him. If a Member shall require additional certificates he shall pay for each additional certificate such reasonable sum (if any) as the Directors may determine.

14.     SHARE CERTIFICATE OF JOINT HOLDERS

        In respect of certificated shares of one class held jointly by more than one person the Company shall not be bound to issue more than one certificate, and delivery of a certificate for such shares to one of the joint holders of such shares shall be sufficient delivery to all such holders.

15.     REPLACEMENT OF SHARE CERTIFICATES

        If any certificate be defaced then upon delivery thereof to the Directors they may order the same to be cancelled and may issue a new certificate in lieu thereof; and if any certificate be worn out, lost or destroyed, then upon proof thereof to the satisfaction of the Directors and on such indemnity with or without security as the Directors deem adequate being given, a new certificate in lieu thereof shall be given to the party entitled to such worn out, lost or destroyed certificate.

16.     PAYMENT FOR SHARE CERTIFICATES

        Every certificate issued under the last preceding Article shall be issued without payment, but there shall be paid to the Company such exceptional out-of-pocket expenses of the Company in connection with the request (including, without limiting the generality of the foregoing, the investigation of such request and the preparation and execution of any such indemnity or security) as the Directors think fit.

                             VARIATION OF RIGHTS

17.     VARIATION OF CLASS RIGHTS

        If at any time the share capital is divided into different classes of shares, the rights attached to any class or any of such rights may, subject to the provisions of the Statutes, whether or not the Company is being wound up, be modified, abrogated or varied with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the shares of that class.

18.     SEPARATE GENERAL MEETINGS

        To every such separate General Meeting the provisions of articles 377, 378, 384 and 385 of the Order and the provisions of these Articles relating to General Meetings shall, mutatis mutandis, so far as applicable apply, subject to the following provisions, namely:-

18.1 the necessary quorum at any such meeting, other than an adjourned meeting, shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question and at an adjourned meeting one person holding shares of the class in question or his proxy;

18.2 any holder of shares of the class in question present in person or by proxy may demand a poll; and

18.3 every holder of shares of the class in question present in person or by proxy shall be entitled on a poll to one vote for every share of that class held by him.

19.     ISSUES OF FURTHER SHARES

        The rights attached to any class of shares shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by the terms upon which such shares are for the time being held, be deemed not to be modified, abrogated or varied by (a) the creation or issue of further shares ranking pari passu therewith or (b) the purchase or redemption by the Company of any of its own shares in accordance with the Statutes and these Articles.

                               CALLS ON SHARES

20.     CALLS

        The Directors may, subject to the terms of allotment thereof, from time to time make such calls upon the Members as they think fit in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and each Member shall (subject to the Company serving on him at least 14 days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A person upon whom a call is made shall remain liable for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

21.     PAYMENT ON CALLS

        A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

22.     LIABILITY OF JOINT HOLDERS

        The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

23.     INTEREST DUE ON NON-PAYMENT

        If a sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person from whom it is due shall pay interest on the sum at such rate, not exceeding 15 per cent. per annum, as the Directors may determine from the day appointed for the payment thereof until the actual payment thereof, and all expenses that may have been incurred by the Company by reason of such non-payment; but the Directors may, if they shall think fit, waive the payment of such interest and expenses or any part thereof.

24.     NON-PAYMENT OF CALLS

        Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

25.     POWER TO DIFFERENTIATE

        The Directors may, on the issue of shares, make arrangements for a difference between the holders of such shares in the amounts of calls to be paid and in the times of payment of such calls.

26.     PAYMENT OF CALLS IN ADVANCE

        The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys, whether on account of the nominal value of the shares or by way of premium, uncalled and unpaid upon any shares held by him; and upon all or any of the moneys so paid in advance the Directors may (until the same would, but for such advance, become presently payable) pay interest at such rate, not exceeding (unless the Company in General Meeting shall otherwise direct) 12 per cent. per annum, as may be agreed upon between the Directors and the Member paying such moneys in advance. The Directors may at any time on giving not less than three months' notice in writing to such

        Member repay to him the amount by which any such advance exceeds the amount actually called upon the shares.

                             FORFEITURE AND LIEN

27.     NOTICE IF CALL OR INSTALMENT NOT PAID

        If any Member fails to pay any call or instalment in full on or before the day appointed for payment thereof, the Directors may, at any time thereafter, serve a notice on him, or on a person entitled by transmission to the shares in respect of which the call was made, requiring him to pay so much of the call or instalment as is unpaid, together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.

28.     FORM OF NOTICE

        The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which, and the place where, such call or instalment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call or instalment is payable will be liable to be forfeited.

29.     FORFEITURE FOR NON-COMPLIANCE

        If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall extend to all dividends declared and other moneys payable in respect of the shares so forfeited and not actually paid before such forfeiture. Forfeiture shall be deemed to occur at the time of the passing of the said resolution of the Directors. The Directors may accept a surrender of any share liable to be forfeited hereunder upon such terms and conditions as they think fit.

30.     NOTICE AFTER FORFEITURE

        When any share has been forfeited notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share, or any person entitled to the share by transmission, and an entry of the forfeiture or surrender, with the date thereof, shall forthwith be made in the Register, but no forfeiture or surrender shall be invalidated by any failure to give such notice or make such entry as aforesaid.

31.     DISPOSAL OF FORFEITED SHARES

        A share so forfeited or surrendered shall be deemed to be the property of the Company, and may be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder or to any other person in such manner, either subject to or discharged from all calls made or instalments due prior to the forfeiture or surrender, as the Directors think fit: Provided that the Company shall not exercise any voting rights in respect of such share and any such share not disposed of in accordance with the foregoing within a period of three years from the date of its forfeiture or surrender shall thereupon be cancelled in accordance with the provisions of the Statutes. For the purpose of giving effect to any such sale or other disposition the Directors may authorise some person to transfer the share so sold or otherwise disposed of to, or in accordance with the directions of, the purchaser thereof or other person becoming entitled thereto.

32.     ANNULMENT OF FORFEITURE

        The Directors may, at any time before any share so forfeited or surrendered shall have been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon such terms as they think fit.

33.     CONTINUING LIABILITY

        Any person whose shares have been forfeited or surrendered shall cease to be a Member in respect of those shares and shall surrender to the Company for cancellation the certificate for the forfeited or surrendered shares, but shall, notwithstanding such forfeiture or surrender, remain liable to pay to the Company all moneys which, at the date of the forfeiture or surrender, were presently payable by him to the Company in respect of the shares, together with interest thereon at such rate, not exceeding 15 per cent. per annum, as the Directors may determine from the time of forfeiture or surrender until the time of payment, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares, together with interest as aforesaid. The Directors may, if they shall think fit, waive the payment of such interest or any part thereof. The Company may enforce payment of such moneys without being under any obligation to make any allowance for the value of the shares forfeited or surrendered or for any consideration received on their disposal.

34.     LIEN ON SHARES NOT FULLY PAID

        The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share; but the Directors may at any time waive any lien which has arisen and may declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien, if any, on a share shall extend to all amounts payable in respect of it.

35.     ENFORCEMENT OF LIEN BY SALE

        The Company may sell, in such manner as the Directors think fit, any share on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, (i) stating, and demanding payment of, the sum presently payable, and (ii) giving notice of intention to sell in default of such payment, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy or otherwise by operation of law.

36.     APPLICATION OF SALE PROCEEDS

        The net proceeds of such sale, after payment of the costs thereof, shall be applied in or towards satisfaction of such part of the amount in respect of which the lien exists as is presently payable. The residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of sale. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.

37.     STATUTORY DECLARATION

        A statutory declaration in writing that the declarant is a Director or the Secretary of the Company, and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration, shall be conclusive evidence of the facts stated therein against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, together with, in the case of certificated shares, the share certificate delivered to a purchaser or allottee thereof, shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

                              TRANSFER OF SHARES

38.     UNCERTIFICATED SHARES

        All transfers of uncertificated shares shall be made in accordance with and be subject to the provisions of the Regulations and the facilities and requirements of the relevant system and, subject thereto, in accordance with any arrangements made by the Directors pursuant to
        Article 11.1.

39.     EXECUTION OF TRANSFER

        The instrument of transfer of any certificated share in the Company shall be signed by or on behalf of the transferor (and, in the case of a share which is not fully paid, shall be signed by or on behalf of the transferee). In relation to the transfer of any share (whether a certificated or an uncertificated share) the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

40.     FORM OF TRANSFER

        All transfers of certified shares shall be effected by instrument in writing in any usual or common form or any other form which the Directors may approve.

41.     RIGHT TO DECLINE REGISTRATION

        Subject to Article 83, the Directors may, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of any share which is not a fully paid share (whether certificated or uncertificated) provided that, where any such shares are admitted to the Official List of the London Stock Exchange, such discretion may not be exercised in such a way as to prevent dealings in the shares of the relevant class or classes from taking place on an open or proper basis. The Directors may likewise refuse to register any transfer of a share (whether certificated or uncertificated), whether fully paid or not, in favour of more than four persons jointly.

42.     FURTHER RIGHTS TO DECLINE REGISTRATION

        In relation to a certificated share, the Directors may decline to recognise any instrument of transfer unless:-

42.1 the instrument of transfer is left at the Office, or at such other place as the Directors may from time to time determine, accompanied by the certificate(s) of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

42.2    the instrument of transfer is in respect of only one class of share.

43.     NOTICE OF REFUSAL

        If the Directors refuse to register a transfer they shall, in the case of certificated shares, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal and (except in the case of fraud) return to him the instrument of transfer or, in the case of uncertificated shares, notify such person as may be required by the Regulations and requirements of the relevant system concerned. All instruments of transfer which are registered may be retained by the Company.

44.     NO FEE FOR REGISTRATION

        No fee shall be charged by the Company on the registration of any instrument of transfer, probate, letters of administration, certificate of death or marriage, power of attorney, stop notice or other document or instruction relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

45.     SUSPENSION OF REGISTRATION

        The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, and either generally or in respect of any class of shares: Provided always that such registration shall not be suspended, either generally or otherwise, for more than 30 days in any year.

46.     DESTRUCTION OF DOCUMENTS

        The Company shall be entitled to destroy:-

46.1 any instrument of transfer (which phrase, together with references to documents, shall for the purposes of this Article 46 include electronically generated or stored communications in relation to the transfer of uncertificated shares and any electronic or tangible copies of the same) or other document which has been registered, or on the basis of which registration was made, at any time after the expiration of six years from the date of registration thereof;

46.2 any dividend mandate or any variation or cancellation thereof or any notification of change of address, at any time after the expiration of two years from the date of recording thereof; and

46.3 any share certificate which has been cancelled, at any time after the expiration of one year from the date of such cancellation,

and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company: Provided always that:-

        (a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to any claim (regardless of the parties thereto);

        (b) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

        (c) references in this Article to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system concerned relating to the transfer of such shares;

        (d) references in this Article to the destruction of any document include references to its disposal in any manner;

        (e) in relation to uncertificated shares, the provisions of this Article shall apply only to the extent the same are consistent with the Regulations.


                            TRANSMISSION OF SHARES

47.     TRANSMISSION ON DEATH

        In case of the death of a Member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased Member from any liability in respect of any share which had been solely or jointly held by him.

48.     PERSON ENTITLED BY TRANSMISSION

        Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the Member registered as the holder of any such share before his death or bankruptcy or other event, as the case may be.

49.     RESTRICTIONS ON ELECTION

        If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member or other event had not occurred and the notice or transfer were a transfer signed by the Member registered as the holder of any such share.

50.     RIGHT OF PERSONS ENTITLED BY TRANSMISSION

        A person becoming entitled to a share by reason of the death or bankruptcy of the holder or otherwise by operation of law shall, upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company (including meetings of the holders of any class of shares in the Company): Provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and, if the notice is not complied with within 60 days, the Directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.


                            UNTRACED SHAREHOLDERS

51.     POWER TO SELL

        The Company shall be entitled to sell, at the best price reasonably obtainable at the time of sale, any share of a Member or any share to which a person is entitled by transmission if and provided that:-

51.1 for a period of 12 years no cheque, warrant or order sent by the Company in the manner authorised by these Articles in respect of the share in question has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission; provided that, in such period of 12 years, at least three dividends whether interim or final on or in respect of the share in question have become payable and no such dividend during that period has been claimed; and

51.2 the Company has, on or after expiration of the said period of 12 years, by advertisement in both a national newspaper and a newspaper circulating in the area in which the last known address of the member or the address at which service of notices may be effected in the manner authorised in accordance with the provisions of these Articles is located, given notice of its intention to sell such share (but so that such advertisements need not refer to the names of the holder(s) of the share or identify the share in question); and

51.3 the Company has not, during the further period of three months after the publication of such advertisements and prior to the exercise of the power of sale, received any communication from the Member or person entitled by transmission; and

51.4 if the shares are listed or dealt in on London Stock Exchange Limited, the Company has given notice in writing to such Stock Exchange of its intention to sell such share.

52.     POWER TO SELL FURTHER SHARES

        If, during any 12 year period or three month period referred to in paragraphs 51.1 and 51.3 of the preceding Article, further shares have been issued in respect of those held at the beginning of such 12 year period or of any previously issued during such periods and all the other requirements of such Article have been satisfied in respect of the further shares, the Company may also sell such further shares.

53.     AUTHORITY TO EFFECT SALE

        To give effect to any sale pursuant to the previous two Articles, the Directors may authorise any person to execute as transferor an instrument of transfer of the said share and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such share. The transferee shall not be bound to see to the application of the purchase moneys and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company (if any)) as the Directors may from time to time think fit.

54.     PRESCRIPTION

        If either (i) on two consecutive occasions cheques, warrants or orders in payment of dividends or other moneys payable in respect of any share have been sent through the post or otherwise in accordance with the provisions of these Articles but have been returned undelivered or left uncashed during the periods for which the same are valid or any transfer by bank or other funds transfer system has not been satisfied; or (ii) following one such occasion reasonable enquiries have failed to establish any new address of the registered holder; the Company need not thereafter despatch further cheques, warrants or orders and need not thereafter transfer any sum (as the case may be) in payment of dividends or other moneys payable in respect of the share in question until the Member or other person entitled thereto shall have communicated with the Company and supplied in writing to the Office an address for the purpose.

                            ALTERATION OF CAPITAL

55.     INCREASE OF SHARE CAPITAL

        The Company may from time to time by Ordinary Resolution increase its share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. All new shares shall be subject to the provisions of these Articles with reference to allotment, payment of calls, forfeiture, lien, transfer and transmission and otherwise.

56.     CONSOLIDATION, SUB-DIVISION AND CANCELLATION

        The Company may by Ordinary Resolution:-

56.1 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

56.2 sub-divide its existing shares, or any of them, into shares of smaller amount, provided that:-

        (a) in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

        (b) the resolution whereby any share is sub-divided may determine that as between the resulting shares one or more of such shares may be given any preference or advantage or be subject to any restriction as regards dividend, capital, voting or otherwise over the others or any other of such shares;

56.3 cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

57.     FRACTIONS

        Subject to any direction by the Company in General Meeting, whenever as the result of any consolidation or division of shares Members of the Company are entitled to any issued shares of the Company in fractions, the Directors may deal with such fractions as they shall determine and in particular may sell the shares to which Members are so entitled in fractions to any person (including, subject to the provisions of the Statutes, the Company) and pay and distribute to and amongst the Members entitled to such shares in due proportions the net proceeds of the sales thereof. For the purpose of giving effect to any such sale the Directors may, in respect of certificated shares, nominate some person to execute a transfer of the shares sold on behalf of the Members so entitled to or, in respect of uncertificated shares, nominate any person to transfer such shares in accordance with the facilities and requirements of the relevant system concerned or, in either case, in accordance with the directions of the purchaser thereof and may cause the name of the transferee(s) to be entered in the Register as the holder(s) of the shares comprised in any such transfer, and such transferee(s) shall not be bound to see to the application of the purchase money nor shall such transferee(s) title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. For the purposes of this Article, any shares representing fractional entitlements to which any member would, but for this Article, become entitled may be issued in certificated form or uncertificated form.

58.     REDUCTION OF CAPITAL

        Subject to the provisions of the Statutes, the Company may by Special Resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.


                               GENERAL MEETINGS

59.     ANNUAL GENERAL MEETING

        The Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year, and not more than 15 months shall elapse between the date of one Annual General Meeting of the Company and that of the next. The Annual General Meeting shall be held at such time and place as the Directors shall appoint.

60.     EXTRAORDINARY GENERAL MEETINGS

        All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

61.     CONVENING OF EXTRAORDINARY GENERAL MEETINGS

        The Directors may, whenever they think fit, convene an Extraordinary General Meeting, and Extraordinary General Meetings shall also be convened on such requisition, or, in default, may be convened by such requisitionists, as provided by the Statutes. If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum the Directors in the United Kingdom capable of acting may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.


                           NOTICE OF GENERAL MEETINGS

62.     LENGTH OF NOTICE

        An Annual General Meeting and a meeting called for the passing of a Special Resolution shall be called by not less than 21 clear days' notice in writing, and a meeting of the Company other than an Annual General Meeting or a meeting for the passing of a Special Resolution shall be called by not less than 14 clear days' notice in writing. The notice shall specify the place, the day and the time of meeting and, in the case of any special business, the general nature of that business. It shall be given, in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in General Meeting, to such persons as are, under these Articles, entitled to receive such notices from the Company and shall comply with the provisions of the Statutes as to informing Members of their right to appoint proxies. A notice calling an Annual General Meeting shall specify the meeting as such and a notice convening a meeting to pass an Extraordinary Resolution or a Special Resolution as the case may be shall specify the intention to propose the resolution as such.

63.     SHORT NOTICE

        A meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in the last preceding Article, be deemed to have been duly called if it is so agreed:-

63.1 in the case of a meeting called as the Annual General Meeting, by all the Members entitled to attend and vote thereat; and

63.2 in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

64.     OMISSION OR NON-RECEIPT OF NOTICE

        The accidental omission to give notice of a meeting, or to send a form of proxy with a notice where required by these Articles, to any person entitled to receive notice, or the non-receipt of notice of a meeting or form of proxy by any such person, shall not invalidate the proceedings at that meeting.

65.     POSTPONEMENT OF GENERAL MEETINGS

        If the Directors, in their absolute discretion, consider that it is impractical or unreasonable for any reason to hold a General Meeting on the date or at the time or place specified in the notice calling the General Meeting, they may postpone the General Meeting to another date, time and/or place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such postponed meeting shall not be required.


                       PROCEEDINGS AT GENERAL MEETINGS

66.     ORDINARY AND SPECIAL BUSINESS

        All business shall be deemed special that is transacted at an Extraordinary General Meeting and also all that is transacted at an Annual General Meeting with the exception of:-

66.1 receiving, considering, laying before the Company or adopting the accounts and balance sheets and the reports of the Directors and Auditors;

66.2    declaring a dividend;

66.3    electing Directors appointed by the Board pursuant to the provisions of
        Article 121 or re-electing Directors retiring by rotation pursuant to the provisions of Article 115;

66.4    appointing the Auditors;

66.5 settling the remuneration of the Directors and Auditors or determining the manner in which the remuneration is to be settled;

66.6 authorising the Board under the provisions of sub-section (1) of article 90 of the Order to issue relevant securities (as defined in sub-section
        (2) of article 90) whether by the passing of a resolution conferring specific or general authority or by amending these Articles; and

66.7    giving the Board power under the provisions of sub-section (1) of article 105 of the Order to allot equity securities (as defined in sub-section (2) of article 104) for a consideration comprised wholly in cash as if sub-section (1) of article 99 did not apply whether by the passing of a resolution or by amending these Articles.

PROVIDED THAT where any resolution pursuant to sub-paragraphs 66.5 and 66.6 above is proposed to be considered by the members at an Annual General Meeting the full text of such resolution shall be set out in the notice convening the relevant Annual General Meeting.

67.     QUORUM

        No business shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business; save as herein otherwise provided, two Members present in person or by proxy and entitled to vote shall be a quorum. The appointment of a Chairman in accordance with the provisions of these Articles shall not be treated as part of the business of the meeting.

68.     PROCEDURE IF QUORUM NOT PRESENT

        If within five minutes (or such longer time as the Chairman may decide) from the time appointed for the meeting a quorum is not present, the meeting, if convened by or upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to such time (being not less than 14 days nor more than 28 days later) and place as the Chairman shall appoint. If at such adjourned meeting a quorum be not present within five minutes from the time appointed therefor, the Member or Members present in person or by proxy and entitled to vote shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place. The Company shall give not less than seven clear days' notice of any meeting adjourned for want of a quorum, and the notice shall state that the Member or Members present as aforesaid shall form a quorum and shall have the power aforesaid.

69.     ARRANGEMENTS FOR SIMULTANEOUS ATTENDANCE

69.1 In the case of any General Meeting, the Directors may, notwithstanding the specification in the notice convening the General Meeting (the "Principal Place") at which the chairman of the meeting shall preside, make arrangements for simultaneous attendance and participation at other places by Members and proxies entitled to attend the General Meeting but excluded from the Principal Place under the provisions of this Article 69.

69.2 Such arrangements for simultaneous attendance at the General Meeting may include arrangements regarding the level of attendance at the other places provided that they shall operate so that any Members and proxies excluded from attendance at the Principal Place are able to attend at one of the other places. For the purpose of all other provisions of these

        Articles any such General Meeting shall be treated as being held and taking place at the Principal Place.

69.3 The Directors may, for the purpose of facilitating the organisation and administration of any General Meeting to which such arrangements apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford to all Members and proxies entitled to attend the meeting an equal opportunity of being admitted to the Principal Place) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any Member or proxy to attend a General Meeting at the Principal Place shall be subject to such arrangements as may for the time being in force whether stated in the notes of the General Meeting to apply to that Meeting or notified to the Members concerned subsequent to the provision of the notice of the General Meeting.

70.     SECURITY ARRANGEMENTS

        The Directors or the Chairman of the meeting or any person authorised by the Directors may direct that Members or proxies wishing to attend any General Meeting should submit to such searches or other security arrangements or restrictions as the Directors or the Chairman of the meeting or such person authorised by the Directors shall consider appropriate in the circumstances and shall be entitled in their or his absolute discretion to refuse entry to, or to eject from, such General Meeting any member or proxy who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

71.     CHAIRMAN OF GENERAL MEETING

        The Chairman, if any, of the Board of Directors (or, in his absence, any Deputy Chairman) shall preside as Chairman at every General Meeting of the Company. If there be no such Chairman or Deputy Chairman, or if at any General Meeting he shall not be present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as Chairman, the Directors present shall select one of their number to be Chairman; or if no Director be present and willing to take the chair the Members present and entitled to vote shall choose one of their number to be Chairman of the meeting.

72.     ADJOURNMENTS

72.1 The Chairman may, at any time without the consent of the meeting, adjourn any meeting (whether or not it has commenced or has already been adjourned or a quorum is present) either sine dei or to another time or place where it appears to him that (a) the Members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting, (b) the conduct of any persons prevents or is likely to prevent the orderly continuation of business or (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

72.2 The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place; but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, not less than seven clear days' notice in writing of the adjourned meeting shall be given specifying the day, the place and the time of the meeting as in the case of an original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment.

73.     ORDERLY CONDUCT

        The Chairman shall, at any meeting, take such action as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and the Chairman's decision on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

74.     DIRECTORS' RIGHT TO ATTEND AND SPEAK

        Each Director shall be entitled to attend and speak at any General Meeting of the Company and at any separate General Meeting of the holders of any class of shares in the Company. The Chairman may invite any person to attend and speak at any General Meeting of the Company whom the Chairman considers to be equipped by knowledge or experience of the Company's business to assist in the deliberations of the meeting.

75.     AMENDMENTS TO RESOLUTIONS

        If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special or Extraordinary Resolution no amendment thereto (other than an amendment to correct a patent error) may in any event be considered or voted upon.

76.     METHOD OF VOTING

76.1 At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:-

        (a)     by the Chairman; or

        (b) by at least three Members present in person or by proxy and entitled to vote; or

        (c) by any Member or Members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the meeting; or

        (d) by a Member or Members present in person or by proxy holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

76.2 Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

76.3 Except as provided in Article 78, if a poll is duly demanded it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the Chairman of the meeting directs and he may appoint scrutineers and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

77.     CASTING VOTE OF CHAIRMAN

        In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

78.     TIMING OF POLL

        A poll demanded on the election of a Chairman or on the question of an adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 days after the date of the meeting or adjourned meeting at which the poll is demanded) and place as the Chairman may direct. No notice need be given of a poll not taken immediately. Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll. The demand for a poll may be withdrawn with the consent of the Chairman at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made.


                               VOTES OF MEMBERS

79.     VOTES OF MEMBERS

        Subject to any rights or restrictions for the time being attached to any class or classes of shares and to any other provisions of these Articles, on a show of hands every Member present in person shall have one vote, and on a poll every Member present in person or by proxy shall have one vote for each share of which he is the holder.

80.     VOTES OF JOINT HOLDERS

        In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

81.     VOTING ON BEHALF OF INCAPABLE MEMBER

        A Member in respect of whom an order has been made by any court having jurisdiction (in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver curator bonis or other person authorised in that behalf appointed by that court, and such receiver curator bonis or other person may, on a poll, vote by proxy, provided that evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote has been delivered at the Office (or at such other place as may be specified in accordance with these Articles for the delivery of instruments appointing a proxy) not later than the last time at which an instrument of proxy should have been delivered in order to be valid for use at that meeting or on the holding of that poll.

82.     NO RIGHT TO VOTE WHERE SUMS OVERDUE

        No Member shall, unless the Directors otherwise determine, be entitled, in respect of any share in the capital of the Company held by him, to be present or to vote on any question, either in person or by proxy, at any General Meeting, or separate General Meeting of the holders of any class of shares of the Company, or to be reckoned in a quorum, if any call or other sum presently payable by him to the Company in respect of such share remains unpaid.

83.     SUSPENSION OF RIGHTS FOR NON-DISCLOSURE OF INTERESTS

83.1 If any Member, or any other person appearing to the Directors to be interested in any shares in the capital of the Company held by such Member, has been duly served with a notice under article 220 of the Order and is in default for the period of 14 days from the date of service of the notice under the said article 220 in supplying to the Company the information thereby required, then the Company may (at the absolute discretion of the Directors) at any time thereafter by notice (a "restriction notice") to such Member direct that, in respect of the shares in relation to which the default occurred and any other shares held at the date of the restriction notice by the Member, or such of them as the Directors may determine from time to time, (the "restricted shares" which expression shall include any further shares which are issued in respect of any restricted shares), the Member shall not, nor shall any transferee to which any of such shares are transferred other than pursuant to a permitted transfer or pursuant to paragraph 83.2(c) below, be entitled to be present or to vote on any question, either in person or by proxy, at any General Meeting of the Company or separate General Meeting of the holders of any class of shares of the Company, or to be reckoned in a quorum.

83.2    Where the restricted shares represent at least 0.25 per cent.
        (in nominal value) of the issued shares of the same class as the restricted shares, then the restriction notice may also direct that:-

        (a) any dividend or any part thereof or other moneys which would otherwise be payable on or in respect of the restricted shares shall be withheld by the Company; shall not bear interest against the Company; and shall be payable (when the restriction notice ceases to have effect) to the person who would but for the restriction notice have been entitled to them; and/or

        (b) where an offer of the right to elect to receive shares of the Company instead of cash in respect of any dividend or part thereof is or has been made by the Company, any election made thereunder by such Member in respect of such restricted shares shall not be effective; and/or

        (c) no transfer of any of the shares held by such Member shall be recognised or registered by the Directors unless the transfer is a permitted transfer or:-

                (i) the Member is not himself in default as regards supplying the information required; and

                (ii) the transfer is of part only of the Member's holding and, when presented for registration, is accompanied by a certificate by the Member in a form satisfactory to the Directors to the effect that after due and careful enquiry the Member is satisfied that none of the shares the subject of the transfer are restricted shares.

Upon the giving of a restriction notice its terms shall apply accordingly.

83.3 The Company shall send a copy of the restriction notice to each other person appearing to be interested in the shares the subject of such notice, but the failure or omission by the Company to do so shall not invalidate such notice.

83.4 Any restriction notice shall have effect in accordance with its terms until 7 days after the Directors are satisfied that the default in respect of which the restriction notice was issued no longer continues but shall cease to have effect in relation to any shares which are transferred by such Member by means of a permitted transfer or in accordance with paragraph 83.2(c) above on receipt by the Company of notice that a transfer as aforesaid has been made. The Company may (at the absolute discretion of the Directors) at any time give notice to the Member cancelling, or suspending for a stated period the operation of, a restriction notice in whole or in part.

83.5    For the purposes of this Article:-

        (a) a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification whether following service of a notice under the said article 220 or otherwise which either (1) names such person as being so interested or (2) (after taking into account the said notification and any other relevant information in the possession of the Company) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; and

        (b)     a transfer of shares is a permitted transfer if but only if:-

                (i) it is a transfer by way of, or in pursuance of, acceptance of a takeover offer for the Company (as defined in article 421 of the Order); or

                (ii) the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a third party unconnected with the transferring Member or with any other person appearing to the Directors to be interested in such shares (and for the purposes of this sub-paragraph any associate (as that term is defined in article 4 of the Insolvency (Northern Ireland) Order
                        1989) of the Member or of any other person appearing to the Directors to be interested in any of the restricted shares shall be deemed to be connected with the transferring Member); or

                (iii) the transfer results from a sale made on or through London Stock Exchange Limited or any stock exchange outside the United Kingdom on which the Company's shares of the same class as the restricted shares are normally dealt in.

83.6 The provisions of this Article are in addition and without prejudice to the provisions of the Statutes.

84.     OBJECTIONS TO VOTING

        No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

85.     VOTING ON A POLL

        On a poll votes may be given personally or by proxy and a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

86.     EXECUTION OF PROXIES

        The instrument appointing a proxy shall be in writing in any usual or common form, or any other form which the Directors may approve, under the hand of the appointor or of his attorney duly authorised in writing, or if the appointor is a corporation, either under seal, or under the hand of an officer or attorney duly authorised. The signature on such instrument need not be witnessed.

87.     APPOINTMENT OF PROXY

        A proxy need not be a Member of the Company. A Member may appoint more than one proxy to attend on the same occasion. Deposit of an instrument of proxy shall not preclude a Member from attending and voting in person at the meeting or any adjournment thereof.

88.     DELIVERY OF PROXY

88.1 An instrument appointing a proxy and (failing previous registration with the Company) the power of attorney or other authority, if any, under which it is executed, or a notarially certified copy or a copy certified in accordance with the Powers of Attorney Act 1971 of that power or authority, or a copy certified in some other manner approved by the Directors, shall be deposited at the Office or at such other place or one of such places (if any) within the United Kingdom as is or are specified for that purpose in or by way of note to the notice convening the meeting or any document accompanying such notice, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting, not less than 24 hours before the time appointed for the taking of the poll at which it is to be used, and in default the instrument of proxy shall not be treated as valid.

88.2    An instrument appointing a proxy and any other instrument referred to in
        Article 88.1 shall be deemed to have been validly deposited at the Office or at such other place specified in accordance with Article 88.1 if the instrument is received at such place by facsimile transmission within the period of time specified by Article 88.1, provided that the original instrument in the same form as the instrument received by facsimile transmission is deposited at the place at which the facsimile transmission was received not less than twenty-four hours before the time appointed for the Meeting or adjourned Meeting or the holding of a poll subsequently at which the vote is to be used.

89.     VALIDITY OF PROXY

        An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting to which it relates. No instrument of proxy shall be valid after the expiration of 12 months from the date of its execution except at an adjourned meeting or on a poll demanded at a meeting or adjourned meeting in cases where the meeting was originally held within 12 months from that date.

90.     AUTHORITY OF PROXY TO CALL FOR A POLL

        The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

91.     CANCELLATION OF PROXY'S AUTHORITY

        A vote given or poll demanded in accordance with the terms of an instrument of proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or determination of the authority of the person voting or demanding a poll, provided that no intimation in writing of such death, insanity, revocation or determination shall have been received by the Company at the Office or such other place (if any) as is specified for depositing the instrument of proxy before the commencement of the meeting or adjourned meeting or the holding of a poll subsequently thereto at which such vote is given.

92.     WRITTEN RESOLUTIONS

        Subject to the provisions of the Statutes, a resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at General Meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a General Meeting of the Company duly convened and held, and may consist of two or more documents in like form each signed by one or more of the Members.

93.     CORPORATE REPRESENTATIVES

        Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.


                                  DIRECTORS

94.     NUMBER OF DIRECTORS

        Unless and until the Company in General Meeting shall otherwise determine, the number of Directors shall not be more than 10 nor less than 2.

95.     DIRECTORS' SHAREHOLDING QUALIFICATION

        A Director shall not be required to hold any shares in the capital of the Company. A Director who is not a Member shall nevertheless be entitled to receive notice of and attend and speak at all General Meetings of the Company and all separate General Meetings of the holders of any class of shares in the capital of the Company.

96.     AGE LIMIT OF DIRECTORS

        There shall not be an age limit for Directors and sub-sections (2) to
        (6) of article 301 of the Order shall not apply to the Company.

97.     OTHER INTERESTS OF DIRECTORS

        A Director of the Company may be or continue as or become a director or other officer, servant or member of, or otherwise interested in, any body corporate promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received or receivable by him as a director or other officer servant or member of, or from his interest in, such other body corporate.

98.     DIRECTORS' FEES AND EXPENSES

98.1 The Directors shall be paid out of the funds of the Company by way of fees for their services as Directors such sums (if any) as the Directors may from time to time determine (not exceeding in the aggregate an annual sum (excluding amounts payable under any other provision of these Articles) of Pound Sterling250,000 or such larger amount as the Company may by Ordinary Resolution determine) and such remuneration shall be divided between the Directors as they shall agree or, failing agreement, equally. Such remuneration shall be deemed to accrue from day to day.

98.2 The Directors may also be paid all reasonable travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or General Meetings of the Company or of the holders of any class of shares or debentures of the Company or otherwise in connection with the business of the Company.

99.     ADDITIONAL REMUNERATION

        Any Director who is appointed to any executive office or who serves on any committee or who devotes special attention to the business of the Company, or who goes or resides abroad, or who otherwise performs services which in the opinion of the Directors or any committee authorised by the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Directors or such committee may determine.

100.    REGISTER OF DIRECTORS' INTERESTS

        The Company shall in accordance with the provisions of the Statutes duly keep a register showing, as respects each Director, interests of his in shares in, or debentures of, the Company or associated companies.


                             ALTERNATE DIRECTORS

101.    ALTERNATE DIRECTORS

101.1 Each Director shall have the power at any time to appoint as an alternate Director either (1) another Director or (2) any other person approved for that purpose by a resolution of the Directors, and, at any time, to terminate such appointment. Every appointment and removal of an alternate Director shall be in writing signed by the appointor and (subject to any approval required) shall (unless the Directors agree otherwise) only take effect upon receipt of such written appointment or removal at the Office or at a meeting of the Directors. An alternate Director shall not be required to hold any shares in the capital of the Company and shall not be counted in reckoning the maximum and minimum numbers of Directors allowed or required by Article 94.

101.2 An alternate Director so appointed shall not be entitled as such to receive any remuneration from the Company except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but shall otherwise be subject to the provisions of these Articles with respect to Directors. An alternate Director shall during his appointment be an officer of the Company and shall alone be responsible to the Company for his own acts and defaults and shall not be deemed to be an agent of his appointor.

101.3 An alternate Director shall be entitled (subject to his giving to the Company an address within the United Kingdom at which notices may be served upon him) to receive notices of all meetings of the Directors and of any committee of the Directors of which his appointor is a member, and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally in the absence of his appointor to perform and exercise all functions, rights, powers and duties as Director of his appointor.

101.4 The appointment of an alternate Director shall automatically determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor shall cease for any reason to be a Director otherwise than by retiring and being re-appointed at the same meeting.

101.5 A Director or any other person may act as alternate Director to represent more than one Director and an alternate Director shall be entitled at meetings of the Directors or any committee of the Directors to one vote for every Director whom he represents in addition to his own vote (if any) as a Director, but he shall count as only one for the purpose of determining whether a quorum is present.


                               BORROWING POWERS

102.    DIRECTORS' POWERS

        Subject as hereinafter provided the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital, or any part thereof, and, subject to the provisions of the Statutes to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

103.    RESTRICTIONS ON BORROWING

103.1 The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (so far, as regards subsidiary undertakings, as by such exercise they can secure) that the aggregate amount for the time being remaining outstanding of all moneys borrowed by the Group (which expression in this Article means the Company and its subsidiary undertakings for the time being) and for the time being owing to persons outside the Group shall not at any time, without the previous sanction of an Ordinary Resolution of the Company in General Meeting, exceed the greater of Pound Sterling50 million or a sum equal to 3 times the aggregate of:-

        (a)     the amount paid up on the issued share capital of the Company;
                and

        (b) the total of the capital and revenue reserves of the Group (including any share premium account, capital redemption reserve and credit balance on the profit and loss account) in each case, whether or not such amounts are available for distribution;

all as shown in the latest audited consolidated balance sheet of the Group but after:-

                (i) making such adjustments as may be appropriate in respect of any variation in such amount paid up on the issued share capital or share premium account or capital redemption reserve or merger reserve since the date of such latest audited consolidated balance sheet and so that for this purpose if any issue or proposed issue of shares for cash or otherwise has been underwritten or otherwise agreed to be subscribed (for cash or otherwise) then, at any time when the underwriting of such shares or other agreement as aforesaid shall be unconditional, such shares shall be deemed to have been issued and the amount (including any premium) payable (or which would be credited as payable) in respect thereof (not being moneys payable later than six months after the date of allotment) shall be deemed to have been paid up to the extent that the underwriters or other persons are liable therefor;

                (ii)    deducting (to the extent included):-

                        (A) any amounts distributed or proposed to be distributed (but not provided in such latest audited consolidated balance sheet) other than distributions attributable to the Company or any subsidiary undertaking;

                        (B) any amounts attributable to goodwill (other than goodwill arising on consolidation) or other intangible assets;

                (iii)   excluding:-

                        (A)     any sums set aside for taxation;

                        (B) any amounts attributable to outside shareholders in subsidiary undertakings of the Company;

                (iv) deducting any debit balance on the profit and loss account; and

                (v) making such adjustments (if any) as the Auditors may consider appropriate.

103.2 For the purpose of the foregoing limit "moneys borrowed" shall be deemed to include the following except in so far as otherwise taken into account (together in each case with any fixed or minimum premium payable on final redemption or repayment):-

        (a) the principal amount for the time being owing (other than to a member of the Group) in respect of any loan capital, whether secured or unsecured, issued by a member of the Group in whole or in part for cash or otherwise;

        (b) the principal amount raised by any member of the Group by acceptances or under any acceptance credit opened on its behalf by any bank or accepting house other than acceptances relating to the purchase of goods in the ordinary course of trading and outstanding for not more than 90 days;

        (c) the nominal amount of any issued share capital, and the principal amount of any moneys borrowed or other indebtedness, the redemption or repayment of which is guaranteed or secured or is the subject of an indemnity given by any member of the Group and the beneficial interest in the redemption or repayment of which is not owned within the Group; and

        (d) the nominal amount of any issued share capital (not being equity share capital which as regards capital has rights no more favourable than those attached to its ordinary share capital) of any subsidiary undertaking of the Company owned otherwise than by other members of the Group, but "moneys borrowed" shall not include and shall be deemed not to include:-

                (i) amounts borrowed for the purpose of repaying the whole or any part (with or without premium) of any moneys borrowed by any member of the Group then outstanding and so to be applied within six months of being so borrowed, pending their application for such purpose within such period; and

                (ii) the proportion of the excess outside borrowing of a partly owned subsidiary undertaking which corresponds to the proportion of its equity share capital which is not directly or indirectly attributable to the Company and so that, for this purpose, the expression "excess outside borrowing" shall mean so much of the moneys borrowed by such partly owned subsidiary undertaking otherwise than from members of the Group as exceeds the moneys borrowed (if any) from and owing to it by other members of the Group.

When the aggregate amount of moneys borrowed required to be taken into account for the purposes of this Article on any particular day is being ascertained, any of such moneys denominated or repayable (or repayable at the option of any person other than the Company or any subsidiary undertaking) in a currency other than sterling shall be translated, for the purpose of calculating the sterling equivalent, at the rate(s) of exchange prevailing on that day in London, or on the last business day six months before such day if thereby such aggregate amount would be less (and so that for this purpose the rate of exchange prevailing shall be taken as the spot rate in London quoted at or about 11.00 a.m. on the day in question by a London clearing bank, approved by the Directors, as being the rate for the purchase by the Company of the currency and amount in question for sterling).

103.3 A certificate or report by the Auditors as to the amount of the limit in paragraph 103.1 of this Article or the aggregate amount of moneys borrowed falling to be taken into account under paragraph 103.2 of this Article or to the effect that the limit imposed by this Article has not been or will not be exceeded at any particular time or times or during any period shall be conclusive evidence of such amount or fact for the purposes of this Article.

103.4 No lender or other person dealing with the Company or any of its subsidiary undertakings shall be concerned to see or inquire whether the said limit is observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual, except in the case of express notice to the lender or the recipient of the security at the time when the debt was incurred or security given that the said limit has been or would thereby be exceeded.

103.5 In this Article "subsidiary undertaking" means a subsidiary undertaking of the Company which is required by the Statutes to be included in consolidated group accounts.


                        POWERS AND DUTIES OF DIRECTORS

104.    POWERS OF COMPANY VESTED IN THE DIRECTORS

        The business of the Company shall be managed by the Directors, who may exercise all the powers of the Company subject, nevertheless, to the provisions of these Articles and of the Statutes, and to such directions as may be given by the Company in General Meeting by special resolution:
        Provided that no alteration of the memorandum of association or these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if such alteration had not been made or such direction had not been given.

        The general powers conferred upon the Directors by this Article shall not be deemed to be abridged or restricted by any specific power conferred upon the Directors by any other Article.

105.    PENSIONS, INSURANCE AND GRATUITIES FOR DIRECTORS AND OTHERS

105.1 The Directors or any committee authorised by the Directors may exercise all the powers of the Company to give or award pensions, annuities, gratuities or other retirement, superannuation, death or disability allowances or benefits (whether or not similar to the foregoing) to (or to any person in respect of) any persons who are or have at any time been Directors of or employed by or in the service of the Company or of any body corporate which is or was a subsidiary undertaking or a parent undertaking of the Company or another subsidiary undertaking of a parent undertaking of the Company or otherwise associated with the Company or any such body corporate, or a predecessor in business of the Company or any such body corporate, and to the wives, widows, children and other relatives and dependants of any such persons and may establish, maintain, support, subscribe to and contribute to all kinds of schemes, trusts and funds (whether contributory or non-contributory) for the benefit of such persons as are hereinbefore referred to or any of them or any class of them, and so that any Director or former Director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit (whether under any such trust, fund or scheme or otherwise).

105.2 Without prejudice to any other provisions of these Articles, the Directors may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers, employees or auditors of the Company, or of any other body (whether or not incorporated) which is or was its parent undertaking or subsidiary undertaking or another subsidiary undertaking of any such parent undertaking (together "Group Companies") or otherwise associated with the Company or any Group Company or in which the Company or any such Group Company has or had any interest, whether direct or indirect, or of any predecessor in business of any of the foregoing, or who are or were at any time trustees of (or directors of trustees of) any pension, superannuation or similar fund, trust or scheme or any employees' share scheme or other scheme or arrangement in which any employees of the Company or of any such other body are interested, including (without prejudice to the generality of the foregoing) insurance against any costs, charges, expenses, losses or liabilities suffered or incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and discretions and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company or any such other body, fund, trust, scheme or arrangement.

106.    LOCAL BOARDS

        The Directors may make such arrangements as they think fit for the management and transaction of the Company's affairs in the United Kingdom and elsewhere and may from time to time and at any time establish any local boards or agencies for managing any of the affairs of the Company in any specified locality, and may appoint any persons to be members of such local board, or any managers or agents, and may fix their remuneration. And the Directors from time to time, and at any time, may delegate to any person so appointed any of the powers, authorities, and discretions for the time being vested in the

        Directors (other than the powers of borrowing and of making calls), with power to sub-delegate, and may authorise the members for the time being of any such local board, or any of them, to fill up any vacancies therein, and to act notwithstanding vacancies; and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation.

107.    ATTORNEYS

        The Directors may from time to time and at any time by power of attorney appoint any body corporate, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

108.    OFFICIAL SEAL

        The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and the powers conferred by article 50 of the Order with regard to having an official seal for sealing and evidencing securities, and such powers shall be vested in the Directors.

109.    OVERSEAS BRANCH REGISTER

        The Company may exercise the powers conferred upon the Company by the Statutes with regard to the keeping of an overseas branch register, and the Directors may (subject to the provisions of the Statutes) make and vary such regulations as they may think fit respecting the keeping of any such register.

110.    DIRECTORS' PERMITTED INTERESTS

110.1 Subject to the provisions of the Statutes, a Director may hold any other office or place of profit under the Company, except that of Auditor, in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company, and in any such case on such terms as to remuneration and otherwise as the Directors may arrange. Any such remuneration shall be in addition to any remuneration provided for by any other Article. No Director or intending Director shall be disqualified by his office from entering into any contract, arrangement, transaction or proposal with the Company either with regard to his tenure of any such other office or place of profit or any such acting in a professional capacity or as a vendor, purchaser or otherwise. Subject to the provisions of the Statutes and save as therein provided no such contract, arrangement, transaction or proposal entered into by or on behalf of the Company in which any Director or person connected with him is in any way interested, whether directly or indirectly, shall be liable to be avoided, nor shall any Director who enters into any such contract, arrangement, transaction or proposal or who is so interested be liable to account to the Company for any profit or other benefit realised by any such contract, arrangement, transaction or proposal by reason of such Director holding that office or of the fiduciary relationship thereby established, but he shall declare the nature of his interest in accordance with the Statutes.

110.2 Save as herein provided, a Director shall not vote in respect of any contract, arrangement, transaction or any other proposal whatsoever in which he has an interest which (together with any interest of any person connected with him within the meaning of article 354 of the Order) is to his knowledge a material interest otherwise than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

110.3 A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:-

        (a) the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

        (b) the giving of any guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

        (c) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

        (d) any contract, arrangement, transaction or other proposal concerning any other body corporate in which he or any person connected with him (within the meaning of article 354 of the Order) is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he and any persons so connected with him do not to his knowledge hold an interest (within the meaning of articles 206-219 of the Order) in one per cent. or more of any class of the equity share capital of such body corporate or of the voting rights available to members of the relevant body corporate;

        (e) any contract, arrangement, transaction or other proposal for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom the scheme relates; and

        (f) any proposal concerning any insurance which the Company is to purchase and/or maintain for or for the benefit of any Directors or for the benefit of persons who include Directors.

110.4 A Director shall not vote or be counted in the quorum on any resolution concerning his own appointment as the holder of any office or place of profit with the Company or any company in which the Company is interested including fixing or varying the terms of his appointment or the termination thereof.

110.5 Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under paragraph 110.3(d) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

110.6 If any question shall arise at any meeting as to the materiality of an interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

111.    EXERCISE OF COMPANY'S VOTING POWERS

        The Directors may exercise or procure the exercise of the voting rights conferred by the shares in any other body corporate held or owned by the Company or any power of appointment in relation to any other body corporate, and may exercise any voting rights or power of appointment to which they are entitled as directors of such other body corporate, in such manner as they shall in their absolute discretion think fit, including the exercise thereof in favour of appointing themselves or any of them as directors, officers or servants of such other body corporate, and fixing their remuneration as such, and may vote as Directors of the Company in connection with any of the matters aforesaid.

112.    SIGNATURE OF CHEQUES ETC.

        All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time determine.

113.    MINUTES

113.1 The Directors shall cause minutes to be made in books provided for the purpose:-

        (a)     of all appointments of officers made by the Directors;

        (b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

        (c) of all resolutions and proceedings at all meetings of the Company, and of the Directors, and of committees of Directors.

113.2 It shall not be necessary for Directors present at any meeting of Directors or committee of Directors to sign their names in the Minute Book or other book kept for recording attendance. Any such minute as aforesaid, if purporting to be signed by the Chairman of the meeting at which the proceedings were had, or by the Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes without any further proof.


                        DISQUALIFICATION OF DIRECTORS


114.    VACATION OF DIRECTOR'S OFFICE

        The office of a Director shall be vacated in any of the following events, namely:-

114.1   if he ceases to be a Director by virtue of article 301 of the Order;

114.2 if a bankruptcy order is made against him or he makes any arrangement or composition with his creditors generally;

114.3   if he becomes prohibited by law from acting as a Director;

114.4 if, in England or elsewhere, an order is made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his property or affairs;

114.5 if he resigns his office by notice in writing under his hand to the Company or offers in writing under his hand to resign and the Directors resolve to accept such offer;

114.6 if, not having leave of absence from the Directors, he and his alternate (if any) fail to attend the meetings of the Directors for six successive months, unless prevented by illness, unavoidable accident or other cause which may seem to the Directors to be sufficient, and the Directors resolve that his office be vacated;

114.7 if, by notice in writing delivered to the Office or tendered at a meeting of the Directors, his resignation is requested by at least 75 per cent. of the other Directors (but so that this shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company).


                            ROTATION OF DIRECTORS


115.    NUMBER OF DIRECTORS TO RETIRE BY ROTATION

        At each Annual General Meeting of the Company one-third of the Directors who are subject to retirement by rotation, or, if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third, shall retire from office. A Director retiring at a meeting shall, if he is not reappointed at such meeting, retain office until the meeting appoints someone in his place, or if it does not do so, until the dissolution of such meeting.

116.    IDENTITY OF DIRECTORS TO RETIRE

        The Directors to retire by rotation in each year shall be those who have been longest in office since their last appointment or reappointment, but as between persons who became or were last reappointed Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for reappointment. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Directors at the start of business on the date of the notice convening the Annual General Meeting and no Director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the Directors after that time on the date of the notice but before the close of the meeting.

117.    FILLING VACANCIES ARISING ON ROTATION

        If at any General Meeting at which a Director retires by rotation, the place of any Director retiring by rotation be not filled up, then such retiring Director shall, if willing, be deemed to have been reappointed, unless at the meeting it is resolved not to fill the vacancy or unless a resolution for his reappointment shall have been put to the meeting and lost.

118.    APPOINTMENT OF DIRECTORS BY SEPARATE RESOLUTION

        A single resolution for the appointment of two or more persons as Directors shall not be put at any General Meeting, unless a resolution that it shall be so put has first been agreed to by the meeting without any vote being given against it.

119.    PERSONS ELIGIBLE FOR APPOINTMENT

        No person other than a Director retiring at the meeting shall, unless recommended by the Directors, be eligible for appointment to the office of Director at any General Meeting unless not less than 7 nor more than 42 days before the date appointed for the meeting there shall have been left at the Office notice in writing, signed by a Member duly qualified to attend and vote at such meeting, of his intention to propose such person for appointment, and also notice in writing signed by that person of his willingness to be appointed.

120.    CASUAL VACANCIES AND ADDITIONAL DIRECTORS - POWERS OF COMPANY

        Subject as aforesaid, the Company may from time to time by Ordinary Resolution appoint a person who is willing to act to be a Director either to fill a casual vacancy or as an additional director, and may also determine the rotation in which any such appointed Directors are to retire.

121.    CASUAL VACANCIES AND ADDITIONAL DIRECTORS - POWERS OF DIRECTORS

        The Directors shall have power at any time, and from time to time, to appoint any person to be a Director of the Company, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the maximum number, if any, fixed by or pursuant to these Articles. Any Director so appointed shall hold office only until the next following Annual General Meeting, and shall then be eligible for reappointment but shall not be taken into account in determining the Directors who are to retire by rotation at such meeting. If not reappointed at such meeting, he shall vacate office at the conclusion thereof.

122.    POWER OF REMOVAL BY ORDINARY RESOLUTION

        The Company may by Ordinary Resolution, of which special notice has been given in accordance with the provisions of the Statutes, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

123.    APPOINTMENT OF REPLACEMENT DIRECTOR

        Subject to Article 119, the Company may by Ordinary Resolution appoint another person in place of a Director removed from office under the immediately preceding Article. A person appointed in place of a Director so removed shall be treated (for the purpose of determining the time at which he or any other Director is to retire by rotation) as if he had become a Director on the day on which the Director in whose place he is appointed was last appointed or reappointed a Director.


                           PROCEEDINGS OF DIRECTORS


124.    BOARD MEETINGS AND PARTICIPATION

        The Directors may meet for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Without prejudice to the foregoing, all or any of the Directors or of the members of any committee of the Directors may participate in a meeting of the Directors or of that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in the quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the Chairman of the meeting is then present. The word "meeting" in these Articles shall be construed accordingly.

125.    QUORUM

        The Directors may determine the quorum necessary for the transaction of business. Until otherwise determined two Directors shall constitute a quorum. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the Chairman shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of Directors to a Director who is not within the United Kingdom. Any Director may waive notice of any meeting and any such waiver may be retrospective.

126.    NOTICE OF MEETINGS

        Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may request the Directors that notices of meetings of the Directors shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, whether or not out of the United Kingdom.

127.    DIRECTORS BELOW MINIMUM

        The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a General Meeting of the Company, but for no other purpose.

128.    APPOINTMENT OF CHAIRMAN

        The Directors may elect one of their number as a Chairman of their meetings, and one of their number to be the Deputy Chairman and may at any time remove either of them from such office; but if no such Chairman or Deputy Chairman be elected, or if at any meeting neither the Chairman nor the Deputy Chairman is present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number to be Chairman of such meeting.

129.    DELEGATION OF DIRECTORS' POWERS TO COMMITTEES

        The Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve any payment to or the conferring of any other benefit on all or any of the Directors) to committees (with power to sub-delegate) consisting of one or more members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided, provided that a majority of the members of such committee shall be Directors. Insofar as any such power or discretion is delegated to a committee any reference in these Articles to the exercise by the Directors of such power or discretion shall be read and construed as if it were a reference to the exercise of such power or discretion by such committee. Any committee so formed shall in the exercise of the powers and discretions so delegated conform to any regulations that may from time to time be imposed by the Directors in default of which the meetings and proceedings of a committee consisting of more than one member shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings and meetings of the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee.

130.    VALIDITY OF DIRECTORS' ACTS

        All acts done by any meeting of the Directors or of a committee of the Directors or by any person acting as a Director or as a member of a committee shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment or continuance in office of any of the persons acting as aforesaid, or that any of such persons were disqualified from holding office or not entitled to vote, or had in any way vacated office, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director or member of the committee and was entitled to vote.

131.    WRITTEN RESOLUTION OF DIRECTORS

        A resolution in writing, signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors or by all the members of a committee for the time being, shall be as valid and effective for all purposes as a resolution passed at a meeting duly convened and held, and may consist of two or more documents in like form each signed by one or more of the Directors or members of such committee. Provided that such a resolution need not be signed by an alternate Director if it is signed by the Director who appointed him.


                       MANAGING AND EXECUTIVE DIRECTORS


132.    APPOINTMENT OF EXECUTIVE DIRECTORS

        Subject to the provisions of the Statutes the Directors, or any committee authorised by the Directors, may from time to time appoint one or more of their body to the office of Managing Director or to hold such other Executive Office in relation to the management of the business of the Company as they may decide, for such period and on such terms as they think fit, and, subject to the terms of any service contract entered into in any particular case and without prejudice to any claim for damages such Director may have for breach of any such service contract, may revoke such appointment without prejudice to any claim for damages such director may have for breach of any service contract between him and the Company, his appointment shall be automatically determined if he ceases for any reason to be a Director.

133.    REMUNERATION OF EXECUTIVE DIRECTORS

        The salary or remuneration of any Managing Director or such Executive Director of the Company shall, subject as provided in any contract, be such as the Directors may from time to time determine, and may either be a fixed sum of money, or may altogether or in part be governed by the business done or profits made, and may include the making of provisions for the payment to him, his widow or other dependants, of a pension on retirement from the office or employment to which he is appointed and for the participation in pension and life assurance and other benefits, or may be upon such other terms as the Directors determine.

134.    POWERS OF EXECUTIVE DIRECTORS

        The Directors may entrust to and confer upon a Managing Director or such Executive Director any of the powers and discretions exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and discretions and may from time to time revoke, withdraw, alter or vary all or any of such powers or discretions.


                                  SECRETARY


135.    APPOINTMENT AND REMOVAL OF SECRETARY

        Subject to the provisions of the Statutes, the Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they think fit; and any Secretary may be removed by them.


                                   THE SEAL


136.    USE OF SEAL

        The Directors shall provide for the safe custody of the Seal and any official seal kept under article 50 of the Order, and neither shall be used without the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf. Every instrument to which either shall be affixed shall be signed autographically by one Director and the Secretary or by two Directors, save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature.

137.    EXECUTION HAVING EFFECT OF SEAL

        Where the Statutes so permit, any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it to be a deed without the authority of the Directors or of a committee authorised by the Directors in that behalf.


                                   RESERVE


138.    ESTABLISHMENT OF RESERVE

        The Directors may from time to time set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors think fit. The Directors may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

                                  DIVIDENDS


139.    DECLARATIONS OF DIVIDENDS BY COMPANY

        The Company in General Meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

140.    PAYMENT OF INTERIM AND FIXED DIVIDENDS BY DIRECTORS

        Subject to the provisions of the Statutes, the Directors:-

140.1   may from time to time pay such interim dividends as they think fit;

140.2 may also pay the fixed dividends payable on any shares of the Company half-yearly or otherwise on fixed dates.

If the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

141.    RESTRICTIONS ON DIVIDENDS

        No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of the Statutes.

142.    CALCULATION OF DIVIDENDS

142.1 Subject to the rights of persons, if any, entitled to shares with any priority, preference or special rights as to dividend, all dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purpose of this Article as paid up on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as if paid up in full or in part from a particular date, whether past or future, such share shall rank for dividend accordingly.

142.2 The Directors may agree with any Member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

143.    DEDUCTIONS OF AMOUNTS DUE ON SHARES AND WAIVER

143.1 The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares of the Company.

143.2 The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

144.    DIVIDENDS OTHER THAN IN CASH

        Any General Meeting declaring a dividend may, upon the recommendation of the Directors, direct payment of such dividend wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other body corporate, and the Directors shall give effect to such direction. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

145.    PAYMENT PROCEDURE

145.1 All dividends and other distributions shall be paid (subject to any lien of the Company) to those Members whose names shall be on the Register at the date at which such dividend shall be declared or at such other time and/or date as the Company by Resolution or the Directors may determine.

145.2 The Company may pay any dividend or other moneys payable in cash in respect of shares by direct debit, bank or other funds transfer system (subject always, in the case of uncertificated shares, to the facilities and requirements of the relevant system concerned, where payment is to be made by means of such system), or by cheque, dividend warrant or money order and may remit the same by post directed to the registered address of the holder or person entitled thereto (or, in the case of joint holders or of two or more persons entitled thereto, to the registered address of the person whose name stands first in the Register), or to such person and to such address as the holder or joint holders or person or persons may in writing direct, and the Company shall not be responsible for any loss of any such cheque, warrant or order nor for any loss in the course of any such transfer or where it has acted on any such directions. Every such cheque, warrant or order shall be made payable to, or to the order of, the person to whom it is sent, or to, or to the order of, such person as the holder or joint holders or person or persons entitled may in writing direct, and the payment of such cheque, warrant or order shall be a good discharge to the Company. Any one of two or more joint holders of any share, or any one of two or more persons entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, may give effectual receipts for any dividends or other moneys payable or property distributable on or in respect of the share.

146.    NO INTEREST ON DIVIDENDS

        Subject to the rights attaching to, or the terms of issue of, any shares, no dividend or other moneys payable on or in respect of a share shall bear interest against the Company.

147.    FORFEITURE OF DIVIDENDS

        All dividends or other sums payable on or in respect of any share which remain unclaimed may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. All dividends unclaimed for a period of 12 years or more after being declared or becoming due for payment shall be forfeited and shall revert to the Company. The payment of any unclaimed dividend or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee thereof.


                CAPITALISATION OF PROFITS AND SCRIP DIVIDENDS


148.    POWER TO CAPITALISE

        Subject to the provisions of Article 149, the Directors may capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts (including any share premium account and capital redemption reserve) or to the credit of the profit and loss account (in each case, whether or not such amounts are available for distribution), and appropriate the sum resolved to be capitalised either:-

148.1 to the holders of Ordinary Shares (on the Register at the close of business on such date as may be specified in, or determined as provided in, the resolution of the General Meeting granting authority for such capitalisation) who would have been entitled thereto if distributed by way of dividend and in the same proportions; and the Directors shall apply such sum on their behalf either in or towards paying up any amounts, if any, for the time being unpaid on any shares held by such holders of Ordinary Shares respectively or in paying up in full at par unissued shares or debentures of the Company to be allotted credited as fully paid up to such holders of Ordinary Shares in the proportions aforesaid, or partly in the one way and partly in the other; or

148.2 to such holders of Ordinary Shares who may, in relation to any dividend or dividends, validly accept an offer or offers on such terms and conditions as the Directors may determine (and subject to such exclusions or other arrangements as the Directors may consider necessary or expedient to deal with legal or practical problems in respect of overseas shareholders or in respect of shares represented by depositary receipts) to receive new Ordinary Shares, credited as fully paid up, in lieu of the whole or any part of any such dividend or dividends (any such offer being called a "Scrip Dividend Offer"); and the Directors shall apply such sum on their behalf in paying up in full at par unissued shares (in accordance with the terms, conditions and exclusions or other arrangements of the Scrip Dividend Offer) to be allotted credited as fully paid up to such holders respectively.

149.    SCRIP DIVIDENDS

149.1 The authority of the Company in General Meeting shall be required before the Directors implement any Scrip Dividend Offer (which authority may extend to one or more offers).

149.2 The authority of the Company in General Meeting shall be required for any capitalisation pursuant to paragraph 148.1 above.

149.3 A share premium account and a capital redemption reserve and any other amounts which are not available for distribution may only be applied in the paying up of unissued shares to be allotted to holders of Ordinary Shares of the Company credited as fully paid up.

150.    PROVISION FOR FRACTIONS ETC.

        Whenever a capitalisation requires to be effected, the Directors may do all acts and things which they may consider necessary or expedient to give effect thereto, with full power to the Directors to make such provision as they think fit for the case of shares or debentures becoming distributable in fractions (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned) and also to authorise any person to enter on behalf of all Members concerned into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.


                                   ACCOUNTS


151.    ACCOUNTING RECORDS TO BE KEPT

        The Directors shall cause accounting records to be kept in accordance with the provisions of the Statutes.

152.    INSPECTION OF ACCOUNTING RECORDS

        The accounting records shall be kept at the Office or, subject to the provisions of the Statutes, at such other place or places as the Directors think fit, and shall always be open to the inspection of the officers of the Company.

153.    POWER TO EXTEND INSPECTION

        The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in General Meeting.

154.    ANNUAL ACCOUNTS

        The Directors shall from time to time, in accordance with the provisions of the Statutes, cause to be prepared and to be laid before the Company in General Meeting copies of the Company's annual accounts, the Directors' report and the Auditors' report on those accounts.

155.    DELIVERY OF ANNUAL ACCOUNTS

        A copy of the Company's annual accounts, together with a copy of the Auditors' report and Directors' report, which is to be laid before the Company in General Meeting, shall not less than 21 days before the date of the meeting be sent to every Member (whether or not he is entitled to receive notices of General Meetings of the Company) and every holder of debentures of the Company (whether or not he is so entitled) and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or these Articles. Provided that this Article shall not require a copy of these documents to be sent to any Member or holder of debentures to whom a summary financial statement is sent in accordance with the Statutes and provided further that this Article shall not require a copy of these documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.


                                    AUDIT


156.    APPOINTMENT OF AUDITORS

        Auditors shall be appointed and their duties regulated in accordance with the provisions of the Statutes.


                                   NOTICES


157.    SERVICE OF NOTICE AND CURTAILMENT

157.1 A notice or other document (including a share certificate) may be given by the Company to any Member either personally or by sending it by post addressed to him at his registered address, or to any other address supplied by him to the Company for the giving of notice to him provided that the Company shall not be required under this article or otherwise to send, issue, deliver or otherwise supply any such notice or document into any jurisdiction where it would be unlawful to do so.

157.2 If at any time by reason of the suspension or any curtailment of postal services in the United Kingdom the Company is unable in the opinion of the Directors effectively to convene a General Meeting by notices sent through the post, a General Meeting may be convened by a notice advertised in at least one national newspaper and such notice shall be deemed to have been duly served on all Members and other persons entitled thereto at noon on the day when the advertisement has appeared. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the date of the Meeting the posting of notices to addresses throughout the United Kingdom again becomes in the opinion of the Directors practicable.

157.3 Any notice, circular or other document may be served or delivered by the Company by reference to the Register at such time as the Directors shall resolve, being not more than 15 days before the date of service or delivery. No change in the Register after that time shall invalidate that service or delivery. Where any notice or other document is served on or delivered to any person in respect of a share in accordance with these Articles, no person deriving any title or interest in that share shall be entitled to any further service or delivery of that notice or document.

158.    DELETED

159.    NOTICE DEEMED SERVED

        Where a notice or other document is sent by post, service of the notice or other document shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice or other document, and to have been effected at the latest within 24 hours if prepaid as first-class and within 72 hours if prepaid as second-class after the letter containing the same is posted; and in proving such service it shall be sufficient to prove that the letter containing the same was properly addressed and stamped and put in the post.

160.    NOTICE TO JOINT HOLDERS

        A notice or other document may be given by the Company to the joint holders of a share by giving the notice or other document to the joint holder first named in the Register in respect of the share.

161.    SERVICE OF NOTICE ON PERSONS ENTITLED BY TRANSMISSION

        A notice or other document may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, within the United Kingdom supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice or other document in any manner in which the same might have been given if the death or bankruptcy or other event had not occurred.

162.    DELETED



                           PROVISION FOR EMPLOYEES


163.    PROVISION FOR EMPLOYEES

        The power conferred upon the Company by article 668 of the Order to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries, in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any subsidiary shall only be exercised by the Company with the prior sanction of a Special Resolution. If at any time the capital of the Company is divided into different classes of shares, the exercise of such power as aforesaid shall be deemed to be a variation of the rights attached to each class of shares in issue and shall accordingly require either (i) the prior consent in writing of the holders of three-fourths of the issued shares or (ii) the prior sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the shares, of each class, in accordance with the provisions of Article 17 hereof.


                                  WINDING UP


164.    DISTRIBUTION OF ASSETS

        If the Company shall be wound up the Liquidator may, with the sanction of an Extraordinary Resolution of the Company and any other sanction required by the Statutes, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The Liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the Liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities or other assets whereon there is any liability.


                                    INDEMNITY


165.    INDEMNITY OF OFFICERS

        Subject to the provisions of the Statutes but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every person who is or was at any time a Director or other officer of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses or liabilities which he may sustain or incur in or about the actual or purported execution and/or discharge of the duties of his office and/or the exercise or purported exercise of his powers or discretions and/or otherwise in relation thereto or in connection therewith, including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under article 154(3) or (4) or article 675 of the Order, in which relief is granted to him by the Court.